Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE		4 West Second Street Riverhead, NY 11901 (631) 727-5667 (Voice) - (631) 727-3214 (FAX) invest@suffolkbancorp.com
Contact:	Douglas Ian Shaw Corporate Secretary (631) 727-5667

SUFFOLK BANCORP ANNOUNCES EARNINGS FOR THE FIRST QUARTER OF 2006

Riverhead, New York, April 11, 2006 — Suffolk Bancorp (NASDAQ - SUBK) today released the results of its operations during the first quarter of 2006. Earnings-per-share were $0.50, an increase of 4.2 percent from $0.48 during the comparable period of 2005. Net income was $5,224,000, up 1.8 percent from the same quarter last year. A detailed financial summary follows the text of this release.

President and Chief Executive Officer, Thomas S. Kohlmann, remarked, “The most important story in the banking industry during the first quarter of this year has been the inversion of the yield curve a number of times during the past three months. Short-term interest rates have continued to rise as the Federal Reserve has repeatedly increased its target for overnight funds, most recently on March 28th for the 15th consecutive time since June of 2004. Long-term rates have remained stubbornly low by comparison, to the point where certain short rates exceeded intermediate- and long-term rates at times during the quarter. At the same time, chronic overcapacity in the industry has encouraged some banking companies to price loans, deposits, and fee services at uneconomic, and in our opinion, unsustainable levels in order to gain or keep market share. Together, these have made it a real challenge for banks to maintain their operating margins.”

He continued, “This notwithstanding, we were able to post gains from year to year in most important categories. Return on average equity increased to 21.07 percent from 20.11 percent last year. Our net interest margin increased to 5.05 percent from 4.93 percent, although it declined slightly from 5.23 percent in the quarter ended December 31, 2005. Net loans, a key component of our relationship with core customers, were ahead 7.3 percent, while its complement, demand deposits, were ahead 8.6 percent, topping the $400 million mark. We recovered a net $22,000 in previously charged-off loans during the quarter, compared to net charge-offs of $67,000 last year, and total non-performing assets decreased by 19.1 percent, and the allowance as a multiple of nonperforming assets increased to 2.43 times from 1.63 times in 2005, an increase of 48.7 percent.”

Mr. Kohlmann concluded, “Our most important duty to our shareholders in this particularly challenging environment is to find ways to preserve the margins that make earnings possible on a per-share basis, and then to find additional ways to expand our core business to support those earnings over the long term.”

Suffolk Bancorp is a one-bank holding company engaged in the commercial banking business through Suffolk County National Bank, a full service commercial bank headquartered in Riverhead, New York. Organized in 1890, Suffolk County National Bank has 27 offices in Suffolk County, New York.

Safe Harbor Statement Pursuant to the Private Securities Litigation Reform Act of 1995

This press release may include statements which look to the future. These can include remarks about Suffolk Bancorp, the banking industry, and the economy in general. These remarks are based on current plans and expectations. They are subject, however, to a variety of uncertainties that could cause future results to vary materially from Suffolk’s historical performance, or from current expectations. Factors affecting Suffolk Bancorp include particularly, but are not limited to: changes in interest rates; increases or decreases in retail and commercial economic activity in Suffolk’s market area; variations in the ability and propensity of consumers and businesses to borrow, repay, or deposit money, or to use other banking and financial services; and changes in government regulations.

PRESS RELEASE
April 11, 2006

STATISTICAL SUMMARY

(unaudited, in thousands of dollars except for share and per share data)

	1st Qtr 2006	1st Qtr 2005	Change
EARNINGS
Earnings-Per-Share - Basic	$0.50	$0.48	4.2%
Cash Dividends-Per-Share	0.22	0.19	15.8%
Net Income	5,224	5,132	1.8%
Net Interest Income	16,155	15,494	4.3%

AVERAGE BALANCES
Average Assets	$1,413,258	$1,376,604	2.7%
Average Net Loans	893,487	829,335	7.7%
Average Investment Securities	414,486	440,559	(5.9)%
Average Interest-Earning Assets	1,308,590	1,271,682	2.9%
Average Deposits	1,136,054	1,189,761	(4.5)%
Average Borrowings	151,991	55,084	175.9%
Average Interest -Bearing Liabilities	877,032	850,072	3.2%
Average Equity	99,181	102,074	(2.8)%

RATIOS
Return on Average Equity	21.07%	20.11%	4.8%
Return on Average Assets	1.48%	1.49%	(0.7)%
Average Equity/Assets	7.02%	7.41%	(5.6)%
Net Interest Margin (FTE)	5.05%	4.93%	2.4%
Efficiency Ratio	53.18%	52.11%	2.1%
Tier 1 Leverage Ratio Mar. 31	7.35%	7.27%	1.1%
Tier 1 Risk-based Capital Ratio Mar. 31	9.77%	10.26%	(4.8)%
Total Risk-based Capital Ratio Mar. 31	10.73%	11.12%	(3.5)%

ASSET QUALITY during period:
Net (Recoveries) Charge-offs	$(22)	$67	(132.8)%
Net Charge-offs/Average Net Loans (annual)	(0.01)%	0.03%	(133.3)%
at end of period:
Non-accrual & Restructured Loans	$4,182	$5,172	(19.1)%
Foreclosed Real Estate (“OREO”)	—	—	0.0%
Total Non-performing Assets	4,182	5,172	(19.1)%
Allowance/Non-performing Assets	242.71%	163.23%	48.7%
Allowance/Loans, Net of Discount	1.10%	0.98%	12.2%
Net Loans/Deposits	80.62%	72.86%	10.6%

EQUITY
Shares Outstanding	10,328,706	10,638,537	(2.9)%
Common Equity	$100,917	$99,033	1.9%
Book Value Per Common Share	9.77	9.31	4.9%
Tangible Common Equity	100,103	98,219	1.9%
Tangible Book Value Per Common Share	9.69	9.23	5.0%

LOAN DISTRIBUTION at end of period:
Commercial, Financial & Agricultural Loans	$193,941	$174,529	11.1%
Commercial Real Estate Mortgages	311,485	282,888	10.1%
Real Estate - Construction Loans	70,941	54,490	30.2%
Residential Mortgages (1st and 2nd Liens)	136,004	119,035	14.3%
Home Equity Loans	81,219	78,040	4.1%
Consumer Loans	122,903	149,787	(17.9)%
Other Loans	7,763	1,815	327.7%

Total Loans (Net of Unearned Discounts)	$924,256	$860,584	7.4%

PRESS RELEASE
April 11, 2006

CONSOLIDATED STATEMENTS OF CONDITION

(unaudited, in thousands of dollars except for share and per share data)

	March 31,
	2006	2005	Change
ASSETS
Cash & Due From Banks	$50,975	$40,531	25.8%
Federal Funds Sold	—	2,500	(100.0)%
Investment Securities:
Available for Sale, at Fair Value	393,384	417,870	(5.9)%
Obligations of States & Political Subdivisions	11,313	11,816	(4.3)%
Federal Reserve Bank Stock	638	638	0.0%
Federal Home Loan Bank Stock	5,851	2,500	134.0%
Corporate Bonds & Other Securities	100	100	0.0%

Total Investment Securities	411,286	432,924	(5.0)%

Total Loans	924,256	860,584	7.4%
Allowance for Loan Losses	10,150	8,442	20.2%

Net Loans	914,106	852,142	7.3%

Premises & Equipment, Net	22,571	22,677	(0.5)%
Accrued Interest Receivable, Net	7,041	5,853	20.3%
Excess of Cost Over Fair Value of Net Assets Acquired	814	814	0.0%
Other Assets	18,117	16,856	7.5%

TOTAL ASSETS	$1,424,910	$1,374,297	3.7%

LIABILITIES & STOCKHOLDERS’ EQUITY
Demand Deposits	$401,498	$369,666	8.6%
Saving, N.O.W. & Money Market Deposits	509,110	586,060	(13.1)%
Time Certificates of $100,000 or More	21,943	22,981	(4.5)%
Other Time Deposits	201,252	190,785	5.5%

Total Deposits	1,133,803	1,169,492	(3.1)%

Federal Funds Purchased	8,000	—	100.0%
Federal Home Loan Bank Borrowings	98,400	44,000	123.6%
Repurchase Agreements	64,675	42,175	53.3%
Dividend Payable on Common Stock	2,272	2,035	11.6%
Accrued Interest Payable	2,303	770	199.1%
Other Liabilities	14,540	16,792	(13.4)%

TOTAL LIABILITIES	1,323,993	1,275,264	3.8%

STOCKHOLDERS’ EQUITY
Common Stock (par value $2.50; 15,000,000 shares authorized; 10,328,706 and 10,638,537 shares outstanding at March 31, 2006 and 2005, respectively)	33,884	33,884	0.0%
Surplus	19,769	19,439	1.7%
Treasury Stock at Par (3,225,030 and 2,915,199 shares, respectively)	(8,062)	(7,288)	10.6%
Retained Earnings	59,180	54,864	7.9%

	104,771	100,899	3.8%

Accumulated Other Comprehensive (Loss) Income, Net of Tax	(3,854)	(1,866)	106.5%

TOTAL STOCKHOLDERS’ EQUITY	100,917	99,033	1.9%

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$1,424,910	$1,374,297	3.7%

PRESS RELEASE
April 11, 2006

CONSOLIDATED STATEMENTS OF INCOME

(unaudited, in thousands of dollars except for share and per share data)

	For the 3 Months Ended
	3/31/06	3/31/05	Change
INTEREST INCOME
Federal Funds Sold	$8	$10	(20.0)%
United States Treasury Securities	95	96	(1.0)%
Obligations of States & Political Subdivisions	829	409	102.7%
Mortgage-Backed Securities	2,030	2,657	(23.6)%
U.S. Government Agency Obligations	1,222	1,223	(0.1)%
Corporate Bonds & Other Securities	94	31	203.2%
Loans	16,261	13,382	21.5%

Total Interest Income	20,539	17,808	15.3%

INTEREST EXPENSE
Saving, N.O.W. & Money Market Deposits	1,047	822	27.4%
Time Certificates of $100,000 or more	197	117	68.4%
Other Time Deposits	1,454	1,013	43.5%
Federal Funds Purchased and Repurchase Agreements	662	102	549.0%
Interest on Other Borrowings	1,024	260	293.8%

Total Interest Expense	4,384	2,314	89.5%

Net-interest Income	16,155	15,494	4.3%
Provision for Loan Losses	300	300	0.0%

Net-interest Income After Provision	15,855	15,194	4.4%

OTHER INCOME
Service Charges on Deposit Accounts	1,398	1,358	2.9%
Other Service Charges, Commissions & Fees	566	559	1.3%
Fiduciary Fees	292	284	2.8%
Other Operating Income	130	137	(5.1)%

Total Other Income	2,386	2,338	2.1%

OTHER EXPENSE
Salaries & Employee Benefits	6,058	5,524	9.7%
Net Occupancy Expense	1,032	1,019	1.3%
Equipment Expense	504	559	(9.8)%
Other Operating Expense	2,266	2,191	3.4%

Total Other Expense	9,860	9,293	6.1%

Income Before Provision for Income Taxes	8,381	8,239	1.7%
Provision for Income Taxes	3,157	3,107	1.6%

NET INCOME	$5,224	$5,132	1.8%

Average: Common Shares Outstanding	10,355,554	10,764,150	(3.8)%
Dilutive Stock Options	34,697	32,393	7.1%

Average Total	10,390,251	10,796,543	(3.8)%

EARNINGS PER COMMON SHARE
Basic	$0.50	$0.48	4.2%
Diluted	$0.50	$0.48	4.2%